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                                                                  EXHIBIT 23(d)


The Board of Directors
Babbscha Company:

We consent to the use of our report dated September 30, 1994 included herein and to the reference to our Firm under the heading "EXPERTS".

                                       /s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
January 27, 1995